Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 7, 2019, in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of ProSight Global, Inc.

/s/ Ernst & Young LLP

New York, New York
July 15, 2019